EXHIBIT 10.5

LEAK-OUT AGREEMENT

March 30, 2018

This agreement (the "Leak-Out Agreement") is being delivered to you in connection with an understanding by and among STRATA Skin Sciences, Inc., a Delaware corporation (the "Company"), and the person or persons named on the signature pages hereto (collectively, the "Holder").
Reference is hereby made to (a) the Securities Purchase Agreement dated as of March __, 2018 (the "SPA"), by and between Holder and the Company, pursuant to which Holder acquired shares of Common Stock of the Company.  To induce the Company to enter into the SPA, the Holder agrees to undertake the following for the benefit of the Company:
The Holder agrees solely with the Company that, for a period ending on the third (3rd) anniversary of the closing under the SPA (defined below), and commencing from the later of (a) the date that the Company Stockholder Approval  is approved and deemed effective and (b) the closing of the transactions contemplated pursuant to the SPA, Holder shall not sell dispose or otherwise transfer, directly or indirectly, (including, without limitation, any sales, short sales, swaps or any derivative transactions that would be equivalent to any sales or short positions) any shares of Common Stock of the Company ("Company Share") held by the Holder on the date hereof or issuable to the Holder upon conversion of shares of the Company's Preferred Stock held by the Holder on the date hereof, (a) if prior to April 1, 2019, at a price per Company Share less than $1.296, subject to adjustment for reverse and forward stock splits and the like, or (b) thereafter, at a price per Company Share reflecting less than the price set forth on the schedule in Annex A attached hereto subject to adjustment for reverse and forward stock splits and the like, unless, (1) in the case of either clauses (a) or (b),  otherwise approved by the Company's Board of Directors, (2) in the case of clause (b), under a shelf prospectus or such other controlled offering as may be agreed to by the Principal Stockholders (as defined in the SPA) or (3) in the case of either clauses (a) or (b), in a sale pursuant to which any other stockholder(s) of the Company are offered the same terms of sale, including in a merger, consolidation, transfer or conversion involving the Company or any  of its Subsidiaries.  The provisions set forth in clauses (a) and (b) of the preceding sentence shall be referred to as the "Trading Restrictions".
Notwithstanding anything herein to the contrary, the Holder may, directly or indirectly, sell or transfer all, or any part, of the Company's shares of capital stock (the "Restricted Securities") to any Person (an "Assignee") in a transaction which does not need to be reported on the Nasdaq consolidated tape, without complying with the Trading Restrictions; provided, that as a condition to any such sale or transfer an authorized signatory of the Company and such Assignee duly execute and deliver a leak-out agreement in the form of this Leak-Out Agreement (an "Assignee Agreement", and each such transfer a "Permitted Transfer").

Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Leak-Out Agreement must be in writing and shall be given in accordance with the terms of the SPA.
This Leak-Out Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, letters and understandings relating to the subject matter hereof and are fully binding on the parties hereto.
This Leak-Out Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. This Leak-Out Agreement may be executed and accepted by facsimile or PDF signature and any such signature shall be of the same force and effect as an original signature.
          The terms of this Leak-Out Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective successors and assigns.
          This Leak-Out Agreement may not be amended or modified except in writing signed by each of the parties hereto.
          Each party hereto acknowledges that, in view of the uniqueness of the transactions contemplated by this Leak-Out Agreement, the other party hereto will not have an adequate remedy at law for money damages in the event that this Leak-Out Agreement has not been performed in accordance with its terms, and therefore agrees that such other party shall be entitled to seek specific enforcement of the terms hereof in addition to any other remedy it may seek, at law or in equity.
As a condition to the Holder's obligations hereunder, this Leak-Out Agreement shall not be effective unless [SABBY/BROADFIN] executes the SPA and the Company or its agent has notified the Holder and provided evidence thereof that (i) Accelmed Growth Partners, L.P., a Cayman Island exempted limited partnership ("Accelmed") and the Company have executed that certain that certain Securities Purchase Agreement dated as of March __, 2018 (the "Accelmed SPA"), and (ii) Accelmed, the Company each Major Stockholder, and each Additional Investor (as such terms are defined in the Accelmed SPA and together with [SABBY/BROADFIN], "Other Holders") has executed and delivered to the Company an undertaking to be subject to the Trading Restrictions  (the "Other Leakout Agreements").
The obligations of the Holder under this Leak-Out Agreement are several and not joint with the obligations of any Other Holder, and the Holder shall not be responsible in any way for the performance of the obligations of any Other Holder under any such Other Leakout Agreement.  Nothing contained in this Leak-Out Agreement, and no action taken by the Holder pursuant hereto, shall be deemed to constitute the Holder and any other holder of the Company's capital stock ("Other Holders") as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holder and the Other Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Leak-Out Agreement and the Company acknowledges that the Holder and the Other Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Leak-Out Agreement or any other agreement. The Company and the Holder confirm that the Holder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors.
The Company hereby represents and warrants as of the date hereof and covenants and agrees from and after the date hereof that it will enforce the provisions of the Other Leak-Out Agreements in accordance with their respective terms.  If any party to any Other Leak-Out Agreement breaches any provision of such Other Leak-Out Agreement, the Company shall promptly use its best efforts to seek specific performance of the terms of such Other Leak-Out Agreement. The Company hereby represents and warrants that the terms and conditions of the Other Leakout Agreements is not more favorable to the applicable Other Holder than the terms and conditions under this Leakout Agreement. To the extent that the Company, or the Board of Directors, amends, modified or waives compliance as to any terms, conditions and/or provisions of any Other Leak-Out Agreement, the terms, conditions and/or provisions of this Leakout Agreement shall be, without any further action by the Holder or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Holder shall receive the benefit of the more favorable terms, and/or conditions and/or provisions of this Leakout Agreement.  The provisions of this paragraph shall apply similarly and equally any Other Leakout Agreement.
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[Signature Page to STRATA Skin Sciences, Inc. Leak-out]
Sincerely,
STRATA SKIN SCIENCES, INC.

By: _____________________
       Name:
       Title:
Agreed to and Acknowledged:
"HOLDER"

[Sabby funds, Broadfin Healthcare Master Fund, Dolev Rafaeli, Gohan Investments Ltd., Accelmed]

By: ____________________
       Name:
Title:

          Annex A